Exhibit 99.1

       RARE Hospitality International Announces 41.7% Growth in
          Fourth-Quarter Earnings Per Diluted Share To $0.34

    ATLANTA--(BUSINESS WIRE)--Feb. 11, 2004--

   Adjusted Earnings Per Diluted Share Increase 25.9% for the Fourth
                                Quarter

    RARE Hospitality International, Inc. (Nasdaq: RARE), today announced financial results for the fourth quarter and year ended December 28, 2003. For the fourth quarter, total revenues increased 18.2% to $181,816,000 from $153,878,000 for the fourth quarter of
2002. Net income was $11,957,000 for the fourth quarter of 2003, up 46.8% from $8,147,000 for the comparable period in 2002. Earnings per diluted share increased 41.7% to $0.34 for the fourth quarter of 2003 from $0.24 for the fourth quarter of 2002. Prior-period financial data in this release reflect the 3-for-2 stock split effected in September 2003.
    RARE's adjusted earnings per diluted share for the fourth quarter of 2003 were $0.34, up 25.9% from $0.27 for the fourth quarter of 2002. Adjusted earnings for the fourth quarter of 2002 exclude expenses of $495,000 related to a review of the Company's carrying amounts of long-lived assets as required by FAS 144 and $1,540,000 related to the termination of an interest rate swap agreement, which together had an after tax effect of $1,270,000 or $0.03 per diluted share. Please see page 5 of this release for a reconciliation of actual and adjusted earnings per share.
    Total revenues for fiscal 2003 were $680,832,000, an increase of 16.5% from $584,504,000 for fiscal 2002. Net income increased 26.4% to $42,277,000 for fiscal 2003, from $33,439,000 for fiscal 2002.
Earnings per diluted share for fiscal 2003 rose 23.5% to $1.21, from $0.98 for fiscal 2002. Adjusted earnings per diluted share, which for fiscal 2002 exclude the expenses related to the carrying amounts of long-lived assets and the termination of an interest rate swap agreement mentioned above, increased 19.8% to $1.21 for fiscal 2003 from $1.01 for fiscal 2002.
    Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, remarked, "RARE's operating and financial performance for the fourth quarter and for fiscal 2003 demonstrated the strength of the Company's concepts and its continuing earnings potential. With stronger-than-expected same-store sales growth, RARE exceeded its long-term goal of 20% growth in adjusted earnings per diluted share for the fourth quarter and essentially achieved this goal for fiscal 2003. We attribute this performance to the efforts of our team members throughout the Company, who continue to prove on a daily basis that great food and superior service produce highly satisfied, loyal guests."
    LongHorn Steakhouse - Revenues grew 18.3% for the fourth quarter of 2003 for LongHorn Steakhouse, driven by a 5.3% increase in same-store sales and a 9.8% expansion in the number of restaurants in operation at the end of fiscal 2003 compared with the end of fiscal 2002. The LongHorn concept has now produced positive annual same-store sales for 10 consecutive years. The Company opened 21 LongHorn Steakhouse restaurants during fiscal 2003, four of which opened during the fourth quarter.
    Bugaboo Creek Steak House - Fourth-quarter revenues for Bugaboo Creek Steak House increased 14.6% compared with the fourth quarter of 2002. With the concept's 3.4% increase in comparable-quarter same-store sales, the concept achieved its fifth consecutive year of annual same-store sales growth. RARE opened three new Bugaboo Creek Steak House restaurants during fiscal 2003, including one new restaurant during the fourth quarter, which brought the total number in operation to 25 at the end of fiscal 2003 from 22 at the end of fiscal 2002.
    The Capital Grille - The Capital Grille produced 12.6% growth in same-store sales for the fourth quarter of fiscal 2003. This increase, combined with an expansion in the number of Capital Grille restaurants in operation, generated a 21.6% increase in the concept's revenues for the fourth quarter. Two new The Capital Grille restaurants opened during fiscal 2003, one of which opened during the fourth quarter. The Capital Grille has now achieved eight consecutive years of annual same-store sales growth and completed fiscal 2003 with 17 restaurants in operation compared with 15 at the end of fiscal 2002.
    RARE today established its guidance for earnings per diluted share for fiscal 2004 in a range of $1.36 to $1.38. This guidance includes RARE's assumptions regarding an increase in same-store sales in a range of 3% to 4% for each of the Company's three growth concepts for fiscal 2004 as well as the opening of 23 to 24 LongHorn Steakhouse restaurants, three to four Bugaboo Creek Steak House restaurants and two to three The Capital Grille restaurants during fiscal 2004. In addition, this guidance reflects an $0.08 to $0.09 net impact on earnings per diluted share resulting from higher new red meat contracts, partially offset by menu price increases. RARE maintains its previously established guidance for the first quarter of fiscal 2004 for earnings per diluted share in a range of $0.38 to $0.39.
    Of course, the statements contained in the immediately preceding paragraph are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.
    Mr. Hickey concluded, "In spite of the anticipated impact of higher cost of sales for 2004, we will focus on our primary goal - building guest loyalty by providing superior dining experiences; this is the key to creating long-term growth in the restaurant industry. In that regard, we are continuing our efforts toward building the strongest restaurant team in the industry. In addition, our ability to finance our growth is better than ever. We generated over $80 million in cash flow from operations in 2003, and, at year-end, we had over $44 million in cash and short-term investments, and no long-term debt other than capital lease obligations. We continue to be confident of RARE's prospects for sustaining long-term profitable growth."
    RARE Hospitality International will hold a conference call to discuss this release tomorrow, February 12, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking Investor Relations or by going to www.vcall.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on April 22, 2004.

    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large restaurant base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2002 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

    RARE Hospitality International, Inc. currently owns, operates and franchises 239 restaurants, including 194 LongHorn Steakhouse restaurants, 26 Bugaboo Creek Steak House restaurants and 17 The
Capital Grille restaurants.


                 RARE HOSPITALITY INTERNATIONAL, INC.
              Unaudited Consolidated Financial Highlights
                 (In thousands, except per share data)

                              Fiscal Quarter         Twelve Months
                           --------------------- ---------------------
                               13 Weeks Ended         52 Weeks Ended
                           --------------------- ---------------------
                             Dec. 28,   Dec. 29,   Dec. 28,   Dec. 29,
Statement of Operations       2003       2002       2003       2002
                           ----------- --------- ----------- ---------
Revenues:
 Restaurant sales:
   LongHorn Steakhouse       $127,311  $107,630    $487,221  $416,917
   The Capital Grille          30,716    25,264     102,414    88,637
   Bugaboo Creek Steak House   21,928    19,128      83,325    71,216
   Specialty concepts           1,767     1,768       7,498     7,389
                           ----------- --------- ----------- ---------
     Total restaurant sales   181,722   153,790     680,458   584,159
    Franchise revenues             94        88         374       345
                           ----------- --------- ----------- ---------
     Total revenues           181,816   153,878     680,832   584,504
                           ----------- --------- ----------- ---------
Costs and expenses:
  Cost of restaurant sales     65,647    55,058     245,094   211,006
  Operating expenses -
    restaurants                79,092    67,557     298,978   257,252
  Provision for asset
    impairment                     --       495          --       495
  Depreciation and
    amortization -
    restaurants                 7,063     6,385      26,508    23,920
  Pre-opening expense           1,543     1,067       5,782     3,802
  General and administrative
    expenses                   10,435     9,477      40,515    34,933
                           ----------- --------- ----------- ---------
     Total costs and
       expenses               163,780   140,039     616,877   531,408
                           ----------- --------- ----------- ---------
    Operating income           18,036    13,839      63,955    53,096
Interest expense, net             273       320       1,015     1,718
Early termination of interest
 rate swap agreement               --     1,540          --     1,540
Minority interest                  46        61         300       448
                           ----------- --------- ----------- ---------
  Earnings before income
    taxes                      17,717    11,918      62,640    49,390
Income tax expense              5,760     3,771      20,363    15,951
                           ----------- --------- ----------- ---------
      Net earnings            $11,957    $8,147     $42,277   $33,439
                           =========== ========= =========== =========
Basic earnings per common
  share                         $0.36     $0.25       $1.27     $1.03
                           =========== ========= =========== =========
Diluted earnings per common
  share                         $0.34     $0.24       $1.21     $0.98
                           =========== ========= =========== =========
Weighted average common
  shares outstanding:
    Basic                      33,658    32,762      33,162    32,586
                           =========== ========= =========== =========
    Diluted                    35,418    34,475      34,843    34,268
                           =========== ========= =========== =========

                                                   Dec. 28,  Dec. 29,
Balance Sheet Data:                                 2003       2002
                                                 ----------- ---------
Cash and short-term
  investments                                       $44,544   $31,467
Total assets                                        464,542   389,309
Long-term debt                                           --        --
Obligations under capital
  leases, net of current
  installments                                       27,462    22,406
Minority interest                                     1,371     1,411
Total shareholders' equity                          352,055   300,132


                 RARE HOSPITALITY INTERNATIONAL, INC.
  Unaudited Reconciliation of Net Earnings and Earnings Per Share to
       Adjusted Net Earnings and Adjusted Earnings Per Share(1)
                 (In thousands, except per share data)

                                 Fiscal Quarter       Twelve Months
                               ------------------  -------------------
                                 13 Weeks Ended      52 Weeks Ended
                               ------------------  -------------------
                                Dec. 28, Dec. 29,   Dec. 28,  Dec. 29,
                                 2003     2002       2003      2002
                               --------- --------  --------- ---------
Net earnings                    $11,957   $8,147    $42,277   $33,439
Plus reconciling items
(after tax):
Provision for asset
  impairment                          -      309          -       309
Early termination of
  interest rate swap
  agreement                           -      961          -       961
                               --------- --------  --------- ---------
Adjusted net earnings(1)        $11,957   $9,417    $42,277   $34,709
                               ========= ========  ========= =========

Earnings per common share:
Basic                             $0.36    $0.25      $1.27     $1.03
                               ========= ========  ========= =========
Diluted                           $0.34    $0.24      $1.21     $0.98
                               ========= ========  ========= =========

Adjusted earnings per common
  share(1)
Basic                             $0.36    $0.29      $1.27     $1.07
                               ========= ========  ========= =========
Diluted                           $0.34    $0.27      $1.21     $1.01
                               ========= ========  ========= =========

(1) Adjusted net earnings and adjusted net earnings per basic and diluted share (the "adjusted items") are non-GAAP financial measures. The Company excludes the expenses for the provision for asset impairment and the early termination of an interest rate swap agreement from these measures primarily because of their unpredictability and because both management and industry analysts rely on the adjusted items as a primary measure to review and assess the ongoing operating performance of the Company's restaurants. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. You should not consider the adjusted items in isolation or as a substitute for net earnings or earnings per basic and diluted share determined in accordance with accounting principles generally accepted in the United States.

    CONTACT: RARE Hospitality International, Inc., Atlanta
             W. Douglas Benn, 770-399-9595
             www.rarehospitality.com